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                                                                     EXHIBIT 5.1

INTERFERON SCIENCES, INC. [LOGO] [LETTERHEAD]


                                                               February 10, 1997


Interferon Sciences, Inc.
783 Jersey Avenue
New Brunswick, New Jersey 08901

Gentlemen:

     Reference is made to the Registration Statement on Form S-3 of Interferon Sciences, Inc. (the "Company") relating to the registration of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     I am Associate General Counsel of the Company, and have examined such corporate records and other documents as I have deemed relevant. Based upon the above, I am of the opinion that the Common Stock to be sold pursuant to the Registration Statement is validly authorized and issued, fully paid, and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus.

                                          Very truly yours,

                                          Andrea D. Kantor